EXHIBIT 99.1

MSC Industrial Direct Co., Inc.
75 Maxess Road
Melville, New York 11747-3151
Tel. 800.645.7270
Fax. 800.255.5067
www.mscdirect.com

news

Investor Contact:
John G. Chironna
VP Investor Relations & Treasurer
MSC Industrial Direct Co., Inc.
(516) 812-1216

Media Contact:
Rachel Rosenblatt
FTI Consulting – Strategic Communications
(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES COMPLETION OF
MANAGEMENT SUCCESSION PLAN

Erik Gershwind, President and Chief Operating Officer, to Become Chief Executive Officer and President
David Sandler, Chief Executive Officer, will Transition to Executive Vice Chairman of the Board

Melville, NY, October 25, 2012 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” the premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today announced that Erik Gershwind will become President and Chief Executive Officer, effective January 1, 2013, as part of the Company’s previously announced succession plan.

Mr. Gershwind, currently President and Chief Operating Officer, will succeed current Chief Executive Officer, David Sandler. Upon the completion of this transition on January 1st and as previously announced, Mr. Sandler will serve as Executive Vice Chairman of the Company’s Board of Directors until at least calendar year 2017. As Executive Vice Chairman, Mr. Sandler will continue to play an important role in the Company, providing leadership and guidance to the Company’s executive team. Additionally, Chairman of the Board Mitchell Jacobson will become Non-Executive Chairman.

Under the succession plan, which has been in place since October 2010, Mr. Gershwind was selected by the Company’s Board of Directors as the successor to Mr. Sandler as the Company’s Chief Executive Officer. Mr. Gershwind, age 41, was appointed Executive Vice President and Chief Operating Officer in October 2009 and promoted to President in October 2011. In October 2010, he was appointed a member of the Company’s Board of Directors. For more than 16 years, Mr. Gershwind has managed key aspects of MSC's business, beginning with mergers and acquisitions in 1996 and expanding into sales, product management, marketing and e-Commerce. In 1999, he established MSC's highly successful internet business. Since 2008, Mr. Gershwind has led the Company's strategic team responsible for defining and directing business strategy.

Mr. Sandler commented, “I would like to congratulate Erik on his appointment to Chief Executive Officer. Erik has worked diligently through positions of increasing responsibility during his extensive tenure at MSC and has demonstrated a strong history of accomplishment, leadership and contribution to defining and driving the Company’s strategy. He has an intimate understanding of the needs of our customers and all stakeholders, deep expertise in our industry and the vision to bring MSC into the future. I wish Erik all the best in his new role, and I look forward to working with him to ensure a smooth transition. I have never been more confident about the future of our Company.”

Mr. Gershwind commented, “It is an extraordinary opportunity to lead MSC as we enter this next phase of development here and in the industry. I believe MSC is in an ideal position to continue to grow and gain market share, and I am eager to embrace the responsibilities of leading the Company.”

Philip Peller, the Board of Directors’ Lead Director, said: “We are pleased to announce Erik’s appointment as CEO. Erik has the experience and vision, combined with a deep understanding of the Company and industry, to continue driving long-term value for all stakeholders. We also want to express our gratitude to David for his stewardship of MSC during his time as CEO. He was instrumental in guiding the Company through challenging times, created significant value during his tenure and has set MSC on a strong, sustainable path for years to come. I look forward to his continuing contributions as Executive Vice Chairman of the Board.”

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co. Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States. MSC employs one of the industry’s largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC’s website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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